EXHIBIT 99.1

Profound Medical and Telix Pharmaceuticals Enter Co-Education Agreement to Advance PSMA-Informed Prostate Care

Collaboration will educate physicians and prostate cancer centers on the complementary roles of Telix’s PSMA-PET molecular imaging technologies and Profound’s MRI-guided TULSA-PRO®

Agreement provides Profound with increased access to urologists via a strong strategic partner and creates a framework to further advance clinical evidence-based patient selection and optimization of patient treatment plans

TORONTO, Oct. 09, 2026 (GLOBE NEWSWIRE) -- Profound Medical Corp. (NASDAQ:PROF; TSX:PRN) (“Profound” or the “Company”), a commercial-stage medical device company that develops and markets innovative interventional MRI (“iMRI”) procedures, is pleased to announce entering into a co-education agreement with Telix Pharmaceuticals Limited (ASX:TLX; NASDAQ:TLX) (“Telix”), a commercial-stage global radiopharmaceutical company.

The agreement establishes a framework through which the companies intend to educate urologists, radiologists, nuclear medicine physicians and prostate cancer centers on the complementary roles of Telix’s advanced prostate-specific membrane antigen (“PSMA”) targeting PET molecular imaging technologies, Gozellix® and Illuccix®1, and Profound’s MRI-guided, AI-powered, robotically-driven and incisionless TULSA-PRO® platform across the prostate care continuum.

Planned initiatives include participation in major scientific and medical society meetings, key opinion leader programs, educational summits, speaker programs and webinars, as well as the development of educational content, clinical case studies and best-practice materials. The collaboration is intended to increase physician awareness of PSMA-informed treatment pathways, support appropriate patient selection and treatment planning, and expand access to the TULSA Procedure™.

“This agreement strengthens our relationship with an important strategic participant in the prostate cancer ecosystem and increases our access to urologists across the U.S. and internationally,” said Arun Menawat, PhD, Profound’s Chief Executive Officer and Chairman. “By bringing together advanced molecular imaging and incisionless, MRI-guided therapy, we see an opportunity to support broader market development, enhance clinical education and increase awareness of the complementary value of our respective technologies. Over time, we also believe the incorporation of Telix’s PSMA-PET capabilities within TULSA-PRO centers could strengthen their clinical and economic value proposition, including by supporting more informed treatment decisions and potentially enhancing return on investment.”

“As new technologies continue to transform prostate cancer care, clinical education is essential to helping physicians understand how PSMA-PET imaging can inform patient selection and treatment planning across a range of minimally invasive and image-guided approaches,” said Kevin Richardson, CEO, Telix Precision Medicine. “Through this collaboration with Profound, we aim to increase awareness of the complementary roles of PSMA-PET imaging and MRI-guided therapy and support more personalized care for patients.”

Potential to Expand TULSA-PRO’s Addressable Market

Profound’s broader strategic objective is to explore opportunities that could expand the clinical utility and adoption of TULSA-PRO.

PSMA-PET imaging may help physicians determine whether certain patients with higher-risk disease remain appropriate candidates for the TULSA Procedure by identifying distant metastases or disease beyond the prostate that may not otherwise be readily detected. Profound believes this additional diagnostic information could enable more precise patient stratification and potentially broaden the population considered for the TULSA Procedure.

Advancing PSMA-Informed TULSA-PRO Treatment Planning

Profound is also developing PSMA-PET–MR image-fusion capabilities for inclusion in a planned future release of its Treatment Delivery Console (“TDC”) software. The planned functionality is intended to allow Telix’s diagnostic PSMA-PET data to be incorporated into TULSA-PRO treatment planning, using real-time intra-operative MR images, which are much more precise than competitor approaches that rely on registering old diagnostic data to real-time ultrasound.

Profound believes that the combination of MRI and PSMA-PET imaging will be an important new differentiator for TULSA-PRO. It will not only provide clinicians with the enhanced ability to identify appropriate patients for the TULSA Procedure, but importantly, also potentially design better treatment plans and produce better outcomes.

“Approximately 85% of prostate cancers are multifocal, involving two or more distinct index or satellite lesions in different areas of the prostate, while approximately 15% are unifocal, with a single tumor site2,” said Mathieu Burtnyk, PhD, Profound’s Chief Technology Officer. “A significant strategic advantage of TULSA-PRO is its ability to support a spectrum of customized, regional ablation plans — from whole-gland, to focal, and everything in between.”

Dr. Burtnyk continued, “We believe PSMA-PET has the potential to enhance multiple stages of the TULSA Procedure, including patient selection, treatment planning, determination of ablation extent and margin definition. Molecular imaging may help identify the approximately 15-25% of patients who are candidates for focal ablation as well as certain higher-risk patients who may remain suitable for whole-gland ablation. Perhaps more significantly still, it may help physicians customize the treatment strategy to each patient’s individual disease characteristics.”

Note and Source

1 Gozellix® (kit for the preparation of gallium Ga 68 gozetotide) and Illuccix® (kit for the preparation of gallium Ga 68 gozetotide) are trademarks of Telix Pharmaceuticals Limited.

2 Mazzucchelli R, Scarpelli M, Cheng L, Lopez-Beltran A, Galosi AB, Kirkali Z, Montironi R: Pathology of prostate cancer and focal therapy (‘male lumpectomy’). Anticancer Res 29: 5155-5161, 2009.

About Profound Medical Corp.

Profound is a commercial-stage medical device company and an innovator in interventional MRI (iMRI) procedures. The company’s flagship platform, TULSA-PRO®, enables MRI-guided, incision-free prostate ablation. Physicians use the TULSA Procedure™ to see, ablate, and confirm therapy in real time, supporting personalized treatment strategies across the continuum of prostate care—from whole-gland to subtotal, hemi, multifocal, and focal treatment. This approach enables individualized care using prostate tissue ablation, while minimizing the potential of the side effects that are typically associated with surgery or radiation, such as urinary incontinence and/or erectile dysfunction.

Profound also commercializes Sonalleve®, an MRI-guided therapy that provides a non-surgical treatment option for pain palliation of bone metastases, desmoid tumors, and osteoid osteoma, as well as for common gynecologic conditions including uterine fibroids and adenomyosis. Sonalleve delivers targeted therapy with no incisions, no blood loss during the procedure, no overnight hospital stay, and faster recovery — and, in gynecologic applications, enables uterine-sparing treatment that may help preserve fertility. Profound is also exploring additional clinical applications for Sonalleve, including non-invasive ablation of abdominal cancers and hyperthermia-based cancer therapies.

Profound Medical’s technologies are approved across major global markets. TULSA-PRO is cleared by the FDA in the United States for transurethral ultrasound ablation (TULSA) of prostate tissue. In addition, TULSA-PRO is cleared for use in various jurisdictions including Europe, Canada, Saudi Arabia, India, Australia/New Zealand, and the UAE. Sonalleve is approved by the FDA as HDE in the United States for the treatment of osteoid osteomas in the extremities. Sonalleve is also cleared or approved in the Europe, Canada, China, and Saudi Arabia.

Through real-time MRI guidance and data-driven innovation, Profound is advancing the future of MRI-guided therapy — expanding access to precise, personalized, and incision-free treatment options worldwide.

About Telix Pharmaceuticals Limited

Telix Pharmaceuticals (ASX: TLX, NASDAQ: TLX) is a commercial-stage global radiopharmaceutical company, advancing targeted theranostics to improve outcomes for people with cancer across the patient journey. Theranostics pairs a precision diagnostic with a targeted therapy to both diagnose and treat disease.

Telix's commercial franchise is anchored by its precision diagnostics portfolio: Illuccix® (kit for the preparation of gallium-68 gozetotide injection), commercially available in 22 countries including the U.S., and Gozellix® (kit for the preparation of gallium-68 gozetotide injection), approved by the U.S. Food and Drug Administration (FDA) for prostate imaging, and Pixclara® (floretyrosine F 18) approved by the FDA for glioma imaging. The Company's late-stage therapeutic pipeline includes three investigational assets in pivotal-stage trials: TLX591-Tx (lutetium-177 (177Lu) rosopatamab tetraxetan) in prostate cancer, TLX101-Tx (iodofalan 131I) in recurrent glioblastoma, and TLX250-Tx (lutetium (177Lu) girentuximab tetraxetan) in kidney cancer, additionally complemented by a deep pipeline of next generation candidates.

Telix is headquartered in Melbourne, Australia, with operations across North America, Europe, Latin America and Asia-Pacific. For more information, visit www.telixpharma.com or follow Telix on LinkedIn, X and Facebook.

Forward-Looking Statements

This release includes forward-looking statements regarding Profound and its business which may include, but is not limited to, the expectations regarding the efficacy of Profound’s technologies for disease conditions requiring MR-Guided ablation procedures for prostate, uterine fibroids, adenomyosis, palliative pain treatment, desmoid tumors, and osteoid osteoma; Profound’s expectations for future revenues/financial results; and the success of Profound’s commercialization strategy and activities for TULSA-PRO® and Sonalleve®. Often, but not always, forward-looking statements can be identified by the use of words such as "plans", "is expected", "expects", "scheduled", "intends", "contemplates", "anticipates", "believes", "proposes" or variations (including negative variations) of such words and phrases, or state that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved. Such statements are based on the current expectations of the management of Profound. The forward-looking events and circumstances discussed in this release, may not occur by certain specified dates or at all and could differ materially as a result of known and unknown risk factors and uncertainties affecting the Company, including risks regarding the medical device industry, regulatory approvals, reimbursement, economic factors, the equity markets generally and risks associated with growth and competition. Although Profound has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results to differ from those anticipated, estimated or intended. No forward-looking statement can be guaranteed. Other factors and risks that may cause actual results to differ materially from those set out in the forward-looking statements are described in Profound's Annual Report on Form 10-K and other filings made with U.S. and Canadian securities regulators, available at www.sedarplus.com and www.sec.gov. The information contained in this release is not intended to be, nor shall it be construed as, an offer for subscription, invitation or recommendation with respect to the securities of Profound or Telix in any jurisdiction, including the United States. Except as required by applicable securities laws, forward-looking statements speak only as of the date on which they are made and Profound undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, other than as required by law.

For further information, please contact:

Stephen Kilmer
Investor Relations
skilmer@profoundmedical.com
T: 647.872.4849

Susan Thomas
Public Relations
sthomas@profoundmedical.com
T: 619.540.9195